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                                                                    EXHIBIT 10.2

                        AMENDMENT TO MANAGEMENT AGREEMENT

      This Amendment, dated September 21, 2006 (the "Amendment"), is to the Management Agreement, dated June 27, 2005 (the "Agreement"), between InfraSource Services, Inc. (the "Company") and Walter MacFarland (the "Executive"). All capitalized terms used in this Amendment without definition shall have the meanings set forth in the Agreement. The effective date of this Amendment shall be the date upon which the 7-day revocation period set forth in the Severance and Release Agreement between the parties has expired.

      WHEREAS, the Company and the Executive entered into the Agreement in order to obtain the services of the Executive for the Company and certain of its subsidiaries, and agreed, in such Agreement, that the Company would provide certain severance benefits to the Executive in the event of a termination of employment without Cause.

      WHEREAS, the payment of the contracted-for severance payments by the Company on the schedule contemplated by the Agreement may cause the Executive to incur and be responsible for the payment of excise taxes and penalties under the provisions of Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A").

      WHEREAS, the Company and the Executive desire to amend the Agreement to revise the severance payment provisions to avoid the imposition of Section 409A taxes on the Executive.

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

            1. Amendment of Reimbursement of Expenses. The following sentence is added to the end of Section 4(d) of the Agreement:

                  "All such reimbursements shall be made by December 31 of the second calendar year following the calendar year in which Executive's termination of employment occurs, provided that reimbursements are requested in a timely manner."

            2. Amendment of Death and Disability Provisions. The reference to payment within "ninety (90) days" following the calendar year of Executive's termination of employment by reason of Disability or death shall be replaced by a reference to "seventy-five (75) days."

            3. Amendment of Severance Payment Terms. Section 5(c) of the Agreement is hereby deleted and replaced in full with the following:

                  (c) Termination by the Company other than as a Result of
            Executive's Death or Disability or other than for Cause. If Executive's employment is terminated by the Company for any reason other than Executive's death or Disability or other than for Cause, Executive shall be reimbursed for any job-related

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            expenses and, subject to Executive entering into and not revoking a release of claims in favor of the Company and abiding by the provisions set forth in Section 6, Executive shall be entitled to receive cash severance payments equal in the aggregate to twenty-four (24) months of Executive's annual Base Salary at the time of termination, payable in equal installments in accordance with the Company's standard payroll practices beginning with the seventh full month following termination of employment. The parties acknowledge that this payment structure is designed to comply with the requirements of Section 409A and, if not required, the payments under this Section 5(c) will be made beginning at the end of the first full month following termination of employment.

            4. Extended Period to Exercise Vested Stock Options. In accordance with the terms of the Company's Equity Incentive Plan, the Executive currently has ninety (90) days to exercise then-vested stock options if terminated by the Company without Cause. Company agrees to extend such exercise period for an additional sixty (60) days (until January 26, 2007).

            5. Extension of Non-Compete Period. In consideration for benefits to the Executive set forth herein, the Executive agrees that the periods set forth in Sections 6(b), (c) and (d) of the Agreement shall be extended from twenty-four to thirty months.

            6. Impact on Agreement. Except as amended in this Amendment, all terms and provisions of the Agreement shall continue in full force and effect, including without limitation the provisions of Section 10. For the avoidance of doubt, the benefits conferred to Executive under the Agreement and this Amendment shall succeed to Executive's estate.

            7. Amendment Controls. In the event of any conflict between the provisions of the Agreement and this Amendment, this Amendment shall control.

      IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer, and Executive has hereunto signed this Amendment, as of the date first written above.

INFRASOURCE SERVICES. INC.

      /s/  James P. Urbas
____________________________________________
By:   James P. Urbas
Its:  Senior Vice President, Human Resources


EXECUTIVE

      /s/  Walter MacFarland
____________________________________________
Walter MacFarland

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